    As filed with the Securities and Exchange Commission on February 1, 2001
                                                     Registration No. 333-54090
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           AMERICA SERVICE GROUP INC.
             (Exact Name of Registrant as Specified in its Charter)

                            -------------------------

          DELAWARE                                     51-0332317
 (State or other Jurisdiction            (I.R.S. Employer Identification Number)
of Incorporation or Organization)

                          105 WESTPARK DRIVE, SUITE 300
                           BRENTWOOD, TENNESSEE 37027
                                 (615) 373-3100
   (Address, Including Zip Code and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                                                                      Copies to:

       MICHAEL CATALANO                    JEAN L. BYASSEE, ESQ.                 PHILIP A. THEODORE, ESQ.
  CHAIRMAN, PRESIDENT & CHIEF      SENIOR VICE PRESIDENT, GENERAL COUNSEL              KING & SPALDING
      EXECUTIVE OFFICER                        & SECRETARY                       191 PEACHTREE STREET, N.E.
   AMERICA SERVICE GROUP INC.           AMERICA SERVICE GROUP INC.              ATLANTA, GEORGIA 30303-1763
 105 WESTPARK DRIVE, SUITE 300        105 WESTPARK DRIVE, SUITE 300                  (404) 572-4600
  BRENTWOOD, TENNESSEE 37027            BRENTWOOD, TENNESSEE 37027
       (615) 373-3100                         (615) 373-3100
    (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT RELATING TO THE SECURITIES HAS BEEN DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION. THIS PROSPECTUS IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE SUCH AN OFFER OR SALE IS UNLAWFUL.




                 SUBJECT TO COMPLETION, DATED FEBRUARY 1, 2001


                             PRELIMINARY PROSPECTUS

                                1,457,751 SHARES

                           AMERICA SERVICE GROUP INC.

                                  COMMON STOCK






         Our common stock is traded on the Nasdaq National Market under the symbol "ASGR." The closing price of our common stock on January 31, 2001 was $24.25 per share. Shares of common stock offered pursuant to this prospectus will be approved for trading on the Nasdaq National Market.




         INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 1 FOR A DISCUSSION OF THESE RISKS.


                            ------------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


                The date of this prospectus is February 1, 2001.

                                TABLE OF CONTENTS


America Service Group Inc...................................................1
Risk Factors................................................................1
About this Prospectus.......................................................3
Where You Can Find More Information.........................................3
Use of Proceeds.............................................................5
Selling Stockholders........................................................5
Plan of Distribution........................................................6
Legal Matters...............................................................7
Experts.....................................................................7

                             AMERICA SERVICE GROUP

         Through our subsidiaries Prison Health Services, EMSA Correctional Care and EMSA Military Services, we provide managed healthcare services to correctional facilities and military installations throughout the United States. We were incorporated in 1990 as a holding company for Prison Health Services, Inc. Our executive offices are located at 105 Westpark Drive, Suite 300, Brentwood, Tennessee 37027. Our telephone number is (615) 373-3100.


                                  RISK FACTORS

OUR OPERATING REVENUE IS DERIVED EXCLUSIVELY FROM CONTRACTS WITH FEDERAL, STATE, COUNTY AND LOCAL GOVERNMENTAL AGENCIES, WHICH MAY BE CANCELLED OR NOT RENEWED.

         Generally, contracts may be terminated by the governmental agency at will and without cause upon proper notice, which is typically between 30 and 180 days. Governmental agencies may be subject to political influences that could lead to termination of one of our contracts through no fault of our own. New contracts with governmental agencies are awarded on the basis of competitive bidding, and we are subject to intense competition in connection with the bid process. Although we generally attempt to renew or renegotiate existing contracts at or prior to their termination, if we are unsuccessful those contracts will be put out for bid, in which case we will be subject to the same intense competition we face in securing new contracts. Our business and operating results may suffer if we lose one or more of our major contracts.

WE ARE SUBJECT TO EXTENSIVE REGULATION UNDER FEDERAL, STATE, COUNTY AND LOCAL LAW, AND IF WE FAIL TO COMPLY WITH THE REGULATIONS WE MAY NOT BE ABLE TO OBTAIN FUTURE CONTRACTS.

         We are subject to extensive regulation under federal, state, county and local law. We may be debarred or suspended from obtaining future contracts if we fail to comply with the regulations. We could lose a significant amount of our revenue if we are debarred or suspended from obtaining future contracts.

IF STATE, COUNTY AND LOCAL GOVERNMENTAL AGENCIES DECIDE NOT TO OBTAIN HEALTHCARE SERVICES FOR CORRECTIONAL FACILITIES FROM PRIVATE CONTRACTORS, OUR REVENUES AND EARNINGS WILL DECLINE.

         If state, county and local government agencies do not continue to privatize healthcare services for correctional facilities, the market for our services may not continue to grow or may decrease in size and our revenues and earnings will decline. In addition, it is possible that our existing contracts may not continue to be made available to the private sector. Any of these results could cause our revenue to decline and harm our business and operating results.

OUR BUSINESS IS HIGHLY COMPETITIVE, AND IF WE ARE UNABLE TO COMPETE SUCCESSFULLY OUR BUSINESS AND OPERATING RESULTS WILL SUFFER.

         We compete directly with many other correctional healthcare providers. Our business and operating results will suffer if we are unable to compete successfully. As the private market for providing correctional healthcare matures, our competitors may gain additional experience in bidding and administering correctional healthcare contracts. In addition, new competitors, some of whom may have extensive experience in related fields or greater financial resources than we do, may enter the market. Increased competition could result in a loss of contracts and market share. Additionally, price competition, particularly from competitors with greater resources, could require us to reduce the prices for our services. Any of these results could seriously harm our business and operating results.

OUR EARNINGS WILL SUFFER IF WE ARE UNABLE TO INTEGRATE THE BUSINESSES WE
ACQUIRE.

         Our strategy is to grow by making acquisitions when attractive opportunities arise. Our success depends on our successful integration of the businesses we acquire. Integrating the management and operations of acquired businesses is difficult and time consuming. We cannot guarantee that we will achieve the benefits we expect to realize from acquisitions.

IF TREATMENT COSTS RELATED TO CATASTROPHIC ILLNESSES OR INJURIES TO INMATES EXCEED OUR INSURANCE COVERAGE, OUR COSTS WILL INCREASE AND OUR BUSINESS AND RESULTS OF OPERATIONS MAY SUFFER.

         Contracts accounting for 57% of our revenues for the nine-months ended September 30, 2000 contain no limits on our exposure for treatment costs related to catastrophic illnesses or injuries to inmates. We maintain stop loss insurance for 90% of our exposure with respect to catastrophic illnesses or injuries for amounts in excess of $200,000 per inmate for contracts that do not contain catastrophic-loss limits. Catastrophic losses could exceed the amount of our insurance coverage.

IF WE LOSE ANY MEMBER OF OUR SENIOR MANAGEMENT OUR BUSINESS AND OPERATING RESULTS MAY SUFFER.

         Our success depends heavily on the continued services of our senior management. In particular, we depend upon the services of Michael Catalano, our Chairman, President and Chief Executive Officer, Gerard F. Boyle, our Executive Vice President and Chief Development Officer, S. Walker Choppin, our Senior Vice President and Chief Financial Officer, and Bruce A. Teal, our Executive Vice President and Chief Operating Officer. The loss of the services of one or more of our key officers could adversely affect our business and operating results.

OUR SUCCESS DEPENDS ON OUR ABILITY TO ATTRACT AND RETAIN HIGHLY SKILLED HEALTHCARE PERSONNEL.

         We may experience a shortage of trained and competent employees and/or independent contractors which could result in overtime costs or the need to hire less efficient temporary staff. In some markets, we are concerned about our ability to attract qualified nurses at a reasonable cost. If we are not successful in attracting and retaining a sufficient number of qualified healthcare personnel in the future, we may not be able to perform under our contracts, which could have a negative impact on our reputation, lead to the loss of existing contracts and impair our ability to secure additional contracts in the future.

WE PERIODICALLY BECOME INVOLVED IN MEDICAL MALPRACTICE CLAIMS WHICH MAY SUBJECT US TO SUBSTANTIAL DAMAGE AWARDS.

         We are frequently sued by inmates who allege that our employees as independent contractors committed medical malpractice by failing to provide timely or adequate healthcare services. We incur litigation expense defending ourselves against the suits, and we incur liability when we lose a suit. We may be liable, as employer, for the negligence of healthcare professionals who are our employees. We may also have liability for the negligence of healthcare professionals we engage as independent contractors. Our contracts generally provide for us to indemnify the governmental agency for losses incurred related to healthcare provided by us and our agents. A medical malpractice judgment against us may exceed the limits of our insurance coverage. Insurance coverage may become unavailable or the premiums may dramatically increase. If our insurance is not sufficient to cover claims or if we are unable to secure insurance coverage at a reasonable cost, our operating costs will increase and our ability to secure new contracts will be harmed. In addition, the inability to obtain insurance will adversely affect our business and operating results.


                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf process, some of our stockholders, which we refer to as the selling stockholders, may sell up to an aggregate of 1,457,751 shares of our common stock in one or more offerings. You should read this prospectus and any applicable prospectus supplement provided to you together with the additional information described below under the heading "Where You Can Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may call the SEC at 1-800-732-0330 for further information on the operation of the public reference facilities. You can also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 or from the offices of the Nasdaq National Market at 9513 Key West Avenue, Rockville, Maryland 20850.

     The SEC allows us to incorporate by reference into this prospectus the information we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. In addition, any information that we file with the SEC subsequent to the date of this prospectus will automatically update this prospectus. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the time the selling stockholders sell all of the common stock offered by this prospectus:

     -    Annual Report on Form 10-K for the year ended December 31, 1999;

     -    Quarterly Report on Form 10-Q for the three months ended March 31,
          2000;

     -    Quarterly Report on Form 10-Q for the three months ended June 30,
          2000;

     - Quarterly Report on Form 10-Q for the three months ended September 30, 2000;

     - Current Report on Form 8-K filed on July 14, 2000, as amended by Form 8-K/A filed on August 9, 2000;

     -    Current Report on Form 8-K filed on October 4, 2000;

     -    Current Report on Form 8-K filed on January 10, 2001; and

     - The description of our common stock in our Registration Statement on Form 8-A filed on November 18, 1991.

         You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing or calling us at the following address:

                             America Service Group Inc.
                             105 Westpark Drive, Suite 300
                             Brentwood, Tennessee 37027
                             Attention: Corporate Secretary
                             (615) 373-3100

         We have also filed a registration statement with the SEC relating to the securities. This prospectus is part of the registration statement. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the securities. The registration statement may contain additional information that may be important to you.

         You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. These securities are only being offered in states where the offer is permitted. You should not assume that the information in this prospectus is accurate as of any date other than the dates on the front of this prospectus.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus may incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. These statements may be included in the information incorporated by reference above under "Where You Can Find More Information." We use the words "believes," "anticipates," "expects," "estimates," "plans," "intends" and similar expressions so as to identify forward-looking statements. All forward-looking statements involve substantial risks and uncertainties. There may be events in the future that we are not accurately able to predict, or over which we have no control. Some factors that may cause actual results to differ from projected results are:

         - the loss of one or more of our major contracts;
         - failure to comply with all federal, state, county and local regulations;
         - failure of state, county and local governmental agencies to continue privatization of healthcare services for correctional facilities;
         - actions by competitors;
         - unanticipated difficulties in integrating acquired businesses;
         - treatment costs which exceed our insurance coverage;
         - ability to retain senior management;
         - ability to attract and retain highly skilled healthcare personnel;
           and
         - substantial damage awards related to medical malpractice claims.

         Forward-looking statements include, without limitation, our expectations and estimates as to development of our services and products and expansion of our customer base, future financial performance, including growth in revenues and earnings and the effect on our finances of new acquisitions, cash flows from operations, acquisitions, capital expenditures, the availability of funds from credit facilities and the sale of securities.

         Consequently, you should regard forward-looking statements only as our current plans, estimates and beliefs. We do not promise to notify you if we learn that our assumptions or projections are wrong for any reason. Before you decide to invest in shares of common stock you should be aware that the factors we discuss in the "Risk Factors" section in this prospectus could cause our actual results to differ from what we have stated in any forward-looking statements.


                                 USE OF PROCEEDS

         The selling stockholders identified in this prospectus will receive all of the proceeds from the sale of the common stock offered pursuant to this prospectus. We will not receive any proceeds from the sale of the shares from the selling stockholders.

                              SELLING STOCKHOLDERS

         The selling stockholders received their shares of common stock in transactions with ASG as follows:

     - We issued 1,270,265 shares of common stock offered by this prospectus upon the conversion of preferred stock (1) originally issued to FFT Partners I, L.P. pursuant to a securities purchase agreement dated January 26, 1999, and amended on June 17, 1999, or (2) issued to FFT Partners I, L.P. upon the conversion of convertible notes which were issued to FFT Partners I, L.P. pursuant to the securities purchase agreement;

     - We issued 52,486 shares of common stock offered by this prospectus upon the conversion of preferred stock (1) originally issued to FFT Executive Partners I, L.P. pursuant to the securities purchase agreement, or (2) issued to FFT Executive Partners I, L.P. upon the conversion of convertible notes which were issued to FFT Executive Partners I, L.P. pursuant to the securities purchase agreement;

     - We may issue 129,640 shares of common stock offered by this prospectus upon the exercise of a warrant issued to FFT Partners I, L.P. pursuant to the securities purchase agreement, and amended and restated on July 2, 1999; and

     - We may issue 5,360 shares of common stock offered by this prospectus upon the exercise of a warrant issued to FFT Executive Partners I, L.P. pursuant the securities purchase agreement, and amended and restated on July 2, 1999.

         We may issue shares of common stock upon exercise of the warrants at any time and from time to time until the warrants expire on January 26, 2006. The selling stockholders currently own all of the remaining shares of common stock registered for sale pursuant to this prospectus.

         The following table sets forth information known to us with respect to beneficial ownership of our common stock as of January 18, 2001 by each selling stockholder. The following table assumes that the selling stockholders sell all of the shares offered by this prospectus. Since each selling stockholder may choose not to sell its shares, we are unable to state the exact number of shares that actually will be sold.

         We have based the information with respect to "beneficial ownership" shown below on information supplied by the respective beneficial owner. For purposes of calculating the percentage beneficially owned, we deem the shares of common stock outstanding to include:

     - 5,353,769 shares outstanding as of January 18, 2001, after giving effect to the conversion of the outstanding Series A Preferred Stock into common stock; and
     - shares issuable by us within 60 days pursuant to options or warrants to purchase shares of our common stock held by the respective person ("Derivative Securities").

         We deem Derivative Securities to be outstanding and to be beneficially owned by the person holding the securities for the purpose of computing the percentage ownership of that person but we do not treat these securities as outstanding for the purpose of computing the percentage ownership of any other person. The mailing address of each beneficial owner is c/o America Service Group Inc., 105 Westpark Drive, Suite 300, Brentwood, Tennessee 37027.

                                  Common Stock Beneficially Owned                   Common Stock Beneficially Owned
                                    Prior To This Offering (1)       Common Stock      After This Offering (1)(2)
     Name and Address of            --------------------------        To Be Sold        ------------------------
      Beneficial Owner              Shares          Percentage     In This Offering     Shares        Percentage
      ----------------              ------          ----------     ----------------     ------        ----------
FFT Partners I, L.P.               1,419,405           25.8%          1,399,905         19,500             *
FFT Executive Partners I, L.P.        77,346            1.4%             57,846         19,500             *

---------------
(1) Includes 19,500 shares subject to options for service on the Board of Directors exercisable by David A. Freeman within 60 days which FFT Partners I, L.P. and FFT Executive Partners I, L.P. are deemed to beneficially own.
(2) Assumes that all shares being registered are sold except for options exercisable by David A. Freeman referenced in footnote (1).
*   Less than one percent.

There has been no material relationship between the selling stockholders and ASG in the past three years except (1) as a result of ownership of our securities as described above and (2) by way of David Freeman, a designee of FFT Partners I, L.P., being a director on the Board of Directors of ASG. Mr. Freeman will continue to serve on the Board of Directors of ASG and receive stock options as compensation annually for such service.

                              PLAN OF DISTRIBUTION
         The shares are being offered on behalf of the selling stockholders, and we will not receive any proceeds from the offering. The shares may be sold or distributed from time to time by the selling stockholders, or by pledgees, donees or transferees of, or other successors in interest to, the selling stockholders. The shares may be sold directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals. The shares may be sold at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed.

The distribution of the shares may be effected in one or more of the following methods:

         - ordinary brokers' transactions, which may include long or short sales;

         - transactions involving cross or block trades or otherwise on the Nasdaq National Market;

         - purchases by brokers, dealers or underwriters as principal and resale by purchasers for their own accounts pursuant to this prospectus;

         - "at the market" to or through market makers or into an existing market for the ASG common stock;

         - in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

         - through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise); or

         - any combination of the foregoing, or by any other legally available means.

         In addition, the selling stockholders or their successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, in which shares may be resold thereafter pursuant to this prospectus. The selling stockholders or their successors in interest may also pledge shares as collateral for margin accounts and such shares could be resold pursuant to the terms of such accounts.

         Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders and/or purchasers of the shares for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both. The compensation as to a particular broker-dealer may be less than or in excess of customary commissions. The selling stockholders and any broker-dealers who act in connection with the sale of shares hereunder may be deemed to be "Underwriters" within the meaning of the Securities Act. Any commissions they receive and proceeds of any sale of shares may be deemed to be underwriting discounts and commission under the Securities Act. Neither ASG nor the selling stockholders can presently estimate the amount of such compensation. We know of no existing arrangement between the selling stockholders, any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

         We cannot assure you that any of the shares will be sold by the selling stockholders. To the extent required:

         -        the shares to be sold hereby,

         -        the name of the selling stockholders,

         -        the purchase price,

         -        the name of any such agent, dealer or underwriter,

         - any applicable commissions, discounts or other terms constituting compensation with respect to a particular offer,

         - disclosure that such broker or dealer did not conduct any investigation to verify information set out or incorporated by reference in this prospectus and

         -        other facts material to the transaction,

will be set forth in an accompanying prospectus supplement.

         We will pay all expenses (estimated to be $41,500) of the registration of the common stock covered by this prospectus, except that we will not pay any selling stockholder's underwriting discounts or selling commissions.

         We have agreed to indemnify the selling stockholders against certain liabilities in connection with this registration, including liabilities under the Securities Act.

         Agents, underwriters or dealers may engage in transactions with or perform services for us in the ordinary course of business.

                                 LEGAL MATTERS

         The validity of the issuance of the shares of the common stock offered by this prospectus will be passed upon for us by King & Spalding.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

         The financial statements of Correctional Health Services, Inc. for the year ended December 31, 1999, which are included in our Current Report on Form 8-K/A filed on August 9, 2000 and incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                     PART II

                   INFORMATION NOT REQUIRED IN THIS PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Securities and Exchange Commission registration fee................ $ 8,849

     Nasdaq National Market Listing Fee................................. $14,578

     Accounting fees and expenses....................................... $ 8,000

     Legal fees and expenses............................................ $ 5,000

     Miscellaneous expenses............................................. $ 5,073

     Total Expenses..................................................... $41,500

     All fees other than the SEC registration fee and the Nasdaq National Market Listing Fee are estimated. All of the expenses of the issuance and distribution of the common stock being offered will be borne by us.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The Delaware General Corporation Law provides that a corporation may pay expenses (including attorney's fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, and must reimburse a successful defendant for expenses, including attorney's fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The Delaware General Corporation Law provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

     ASG's bylaws provide that ASG shall, to the full extent permitted by the laws of Delaware, indemnify each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer of the corporation or is or was serving at the request of the corporation as a director, officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans. ASG shall pay the expenses (including attorney's fees) incurred by a person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made by ASG only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified.

     In addition, ASG's certificate of incorporation provides that no director shall be personally liable to ASG or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to ASG or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the director derived an improper personal benefit. This provision does not eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

ITEM 16.  EXHIBITS

Exhibit
Number        Description
-------       -----------
2.1           Securities Purchase Agreement, dated as of January 26, 1999, among the Company,
              Health Care Capital Partners L.P. and Health Care Executive Partners L.P.
              (incorporated herein by reference to Exhibit 99.2 to the Company's Current
              Report on Form 8-K filed on February 10, 1999).*

2.2           First Amendment to Securities Purchase Agreement, dated as of June 17, 1999, among the Company, Health Care Capital Partners L.P. and Health Care Executive
              Partners L.P. (incorporated herein by reference to Exhibit 2.4 to the Company's
              Amended Annual Report on Form 10-K/A for the year ended December 31, 1998, which Amended Annual Report was filed on July 29, 1999).*

3.1           Amended and Restated Certificate of Incorporation of America Service Group Inc.
              (incorporated herein by reference to Exhibit 3.1 to the Company's Registration
              Statement on Form S-1, Registration No. 33-43306).*

3.2           Certificate of Designation of the Series A Convertible Preferred Stock
              (incorporated herein by reference to Exhibit 99.3 to the Company's Current
              Report on Form 8-K filed on February 10, 1999).*

3.3           Amended and Restated Bylaws of America Service Group Inc. (incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the
              fiscal year ended December 31, 1996).*

4.1           Amended and Restated Warrant, dated as of July 2, 1999, issued by the Company to Health Care Capital Partners L.P. to purchase shares of the Company's Common Stock.*

4.2           Amended and Restated Warrant, dated as of July 2, 1999, issued by the Company to
              Health Care Executive Partners L.P. to purchase shares of the Company's Common Stock.*

4.3           The Company's 12% Subordinated Convertible Bridge Notes due January 26, 2000, issued to Health Care Capital Partners L.P. on January 26, 1999 (incorporated herein by reference to Exhibit 99.4 to the Company's Current Report on Form 8-K filed on
              February 10, 1999).*

4.4           Registration Rights Agreement, dated as of January 26, 1999, among the Company, Health
              Care Capital Partners L.P. and Health Care Executive Partners L.P. (incorporated herein by reference to Exhibit 99.8 to the Company's Current Report on Form 8-K filed on
              February 10, 1999).*

4.5           Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the
              Company's Registration Statement on Form S-1, Registration No. 33-43306, as amended).*

5.1           Opinion of King & Spalding, counsel to America Service Group Inc., as to legality of the shares being registered.*

23.1          Consent of Ernst & Young, LLP.*

23.2          Consent of King & Spalding (included in Exhibit 5.1).*

23.3          Consent of Arthur Andersen LLP.*

24.1          Powers of Attorney (included on signature page of Registration Statement).*

---------------
 *            Previously provided.

ITEM 17. UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 1st day of February, 2001.



                             AMERICA SERVICE GROUP INC.


                             By:          *
                                 -----------------------------
                                 Michael Catalano
                                 Chairman, President and Chief Executive Officer



         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on February 1, 2001.



              SIGNATURES                                               TITLE
              ----------                                               -----
                    *                              Director, Chairman, President and Chief Executive
-----------------------------------------          Officer (Principal Executive Officer)
         Michael Catalano

         /s/ S. WALKER CHOPPIN                     Senior Vice President and Chief Financial Officer
-----------------------------------------          (Principal Financial Officer and Principal Accounting
         S. Walker Choppin                         Officer)

                    *                              Director
-----------------------------------------
         William D. Eberle

                    *                              Director
-----------------------------------------
         Burton C. Einspruch

                    *                              Director
-----------------------------------------
         David A. Freeman

                    *                              Director
-----------------------------------------
         Carol R. Goldberg

                    *                              Director
-----------------------------------------
         Richard M. Mastaler

                    *                              Director
-----------------------------------------
         Jeffrey L. McWaters

                    *                              Director
-----------------------------------------
         Richard D. Wright



* The undersigned, by signing his name hereto, does hereby sign this report on behalf of each of the above-indicated officers and directors of the registrant pursuant to powers of attorney executed by such officers and directors.


                                         By:  /s/ S. Walker Choppin
                                            ------------------------------------
                                            S. Walker Choppin,
                                            as Attorney-in-Fact